UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): May 11, 2011

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410

(Address of principal executive offices)

(847) 437-1666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

On March 11, 2011, Lime Energy Co. (the “Company”) entered into an amendment (the “Amendment”) to its Credit and Security Agreement (‘Credit Agreement”) with American Chartered Bank (“American Chartered”), dated March 11, 2011.

Among other things, the Credit Agreement required that the Company maintain a minimum current ratio of 2.0 and limited the amount the Company was permitted to advance to its subsidiary GES Port Charlotte, LLC, to $360,000.  The amendment reduces the minimum current ratio to 1.75 and increases the amount the Company is permitted to advance to GES Port Charlotte to $2,650,000.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)         Exhibits

10.1                           Amendment to Credit and Security Agreement between Lime Energy Co. and American Chartered Bank dated May 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: May 13, 2011	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President
Chief Financial Officer & Treasurer